Exhibit 99.(d)(1)(b)

SCHEDULE A

(as of August 28, 2023)

Portfolio	Advisory Fee (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco Aerospace & Defense ETF	0.50	3/22/06	8/16/06	9/18/06	4/30/24
Invesco AI and Next Gen Software ETF (formerly, Invesco Dynamic Software ETF)	0.50	3/22/06	6/14/06	9/18/06	4/30/24
Invesco Biotechnology & Genome ETF (formerly, Invesco Dynamic Biotechnology & Genome ETF)	0.50	3/22/06	7/20/06	9/18/06	4/30/24
Invesco Building & Construction ETF (formerly, Invesco Dynamic Building & Construction ETF)	0.50	3/22/06	6/14/06	9/18/06	4/30/24
Invesco BuyBack Achievers™ ETF	0.50	8/21/06	12/19/06	12/20/06	4/30/24
Invesco Dividend Achievers™ ETF	0.40	3/22/06	7/20/06	9/18/06	4/30/24
Invesco Dorsey Wright Momentum ETF (formerly, Invesco DWA Momentum ETF)	0.50	8/21/06	2/28/07	3/1/07	4/30/24
Invesco Dorsey Wright Basic Materials Momentum ETF (formerly, Invesco DWA Basic Materials Momentum ETF)	0.50	8/21/06	10/11/06	10/12/06	4/30/24
Invesco Dorsey Wright Consumer Cyclicals Momentum ETF (formerly, Invesco DWA Consumer Cyclicals Momentum ETF)	0.50	8/21/06	10/11/06	10/12/06	4/30/24
Invesco Dorsey Wright Consumer Staples Momentum ETF (formerly, Invesco DWA Consumer Staples Momentum ETF)	0.50	8/21/06	10/11/06	10/12/06	4/30/24
Invesco Dorsey Wright Energy Momentum ETF (formerly, Invesco DWA Energy Momentum ETF)	0.50	8/21/06	10/11/06	10/12/06	4/30/24
Invesco Dorsey Wright Financial Momentum ETF (formerly, Invesco DWA Financial Momentum ETF)	0.50	8/21/06	10/11/06	10/12/06	4/30/24
Invesco Dorsey Wright Healthcare Momentum ETF (formerly, Invesco DWA Healthcare Momentum ETF)	0.50	8/21/06	10/11/06	10/12/06	4/30/24
Invesco Dorsey Wright Industrials Momentum ETF (formerly, Invesco DWA Industrials Momentum ETF)	0.50	8/21/06	10/11/06	10/12/06	4/30/24
Invesco Dorsey Wright Technology Momentum ETF (formerly, Invesco DWA Technology Momentum ETF)	0.50	8/21/06	10/11/06	10/12/06	4/30/24
Invesco Dorsey Wright Utilities Momentum ETF (formerly, Invesco DWA Utilities Momentum ETF)	0.50	3/22/06	6/14/06	9/18/06	4/30/24

Portfolio	Advisory Fee (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco Energy Exploration & Production ETF (formerly, Invesco Dynamic Energy Exploration & Production ETF)	0.50	3/22/06	7/20/06	9/18/06	4/30/24
Invesco Financial Preferred ETF	0.50	8/21/06	11/30/06	12/1/06	4/30/24
Invesco Food & Beverage ETF (formerly, Invesco Dynamic Food & Beverage ETF)	0.50	3/22/06	6/14/06	9/18/06	4/30/24
Invesco FTSE RAFI US 1000 ETF	0.29	3/22/06	7/20/06	9/18/06	4/30/24
Invesco FTSE RAFI US 1500 Small-Mid ETF	0.29	8/21/06	9/19/06	9/20/06	4/30/24
Invesco Global Listed Private Equity ETF	0.50	8/21/06	10/23/06	10/24/06	4/30/24
Invesco Golden Dragon China ETF	0.50	3/22/06	7/20/06	9/18/06	4/30/24
Invesco High Yield Equity Dividend Achievers™ ETF	0.40	3/22/06	7/20/06	9/18/06	4/30/24
Invesco International Dividend Achievers™ ETF	0.40	3/22/06	7/20/06	9/18/06	4/30/24
Invesco Large Cap Growth ETF (formerly, Invesco Dynamic Large Cap Growth ETF)	0.50	3/22/06	7/20/06	9/18/06	4/30/24
Invesco Large Cap Value ETF (formerly, Invesco Dynamic Large Cap Value ETF)	0.50	3/22/06	7/20/06	9/18/06	4/30/24
Invesco Leisure and Entertainment ETF (formerly, Invesco Dynamic Leisure and Entertainment ETF)	0.50	3/22/06	6/14/06	9/18/06	4/30/24
Invesco MSCI Sustainable Future ETF	0.50	8/21/06	10/23/06	10/24/06	4/30/24
Invesco Next Gen Media and Gaming ETF (formerly, Invesco Dynamic Media ETF)	0.50	3/22/06	6/14/06	9/18/06	4/30/24
Invesco Oil & Gas Services ETF (formerly, Invesco Dynamic Oil & Gas Services ETF)	0.50	3/22/06	7/31/06	9/18/06	4/30/24
Invesco Pharmaceuticals ETF (formerly, Invesco Dynamic Pharmaceuticals ETF)	0.50	3/22/06	7/20/06	9/18/06	4/30/24
Invesco S&P 100 Equal Weight ETF	0.25	8/21/06	11/30/06	12/1/06	4/30/24
Invesco S&P 500 GARP ETF	0.29	03/22/11	06/15/11	06/16/11	4/30/24
Invesco S&P 500® Quality ETF	0.15	3/22/06	7/31/06	9/18/06	4/30/24
Invesco S&P 500 Value with Momentum ETF	0.29	03/22/11	06/15/11	06/16/11	4/30/24
Invesco S&P Midcap Momentum ETF	0.29	3/22/06	7/20/06	9/18/06	4/30/24
Invesco S&P Midcap Quality ETF	0.25	8/21/06	11/30/06	12/1/06	4/30/24
Invesco S&P Midcap Value with Momentum ETF	0.29	3/22/06	7/20/06	9/18/06	4/30/24

Portfolio	Advisory Fee (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco S&P SmallCap Momentum ETF	0.29	3/22/06	6/14/06	9/18/06	4/30/24
Invesco S&P SmallCap Value with Momentum ETF	0.29	3/22/06	7/20/06	9/18/06	4/30/24
Invesco S&P Spin-Off ETF	0.50	12/19/17	4/06/18	4/06/18	4/30/24
Invesco Semiconductors ETF (formerly, Invesco Dynamic Semiconductors ETF)	0.50	3/22/06	7/20/06	9/18/06	4/30/24
Invesco Water Resources ETF	0.50	3/22/06	8/31/06	9/18/06	4/30/24
Invesco WilderHill Clean Energy ETF	0.50	3/22/06	8/16/06	9/18/06	4/30/24
Invesco Zacks Mid-Cap ETF	0.50	12/19/17	4/06/18	4/06/18	4/30/24
Invesco Zacks Multi-Asset Income ETF	0.50	12/19/17	4/06/18	4/06/18	4/30/24

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

INVESCO EXCHANGE-TRADED FUND TRUST

By:	/s/ Anna Paglia
Name:	Anna Paglia
Title:	President and Principal Executive Officer

INVESCO CAPITAL MANAGEMENT LLC

By:	/s/ Anna Paglia
Name:	Anna Paglia
Title:	Managing Director and Chief Executive Officer